Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Goldfields Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-138151-99, No. 138021-99) and Form S-3 (No. 333-144685) of Western Goldfields Inc. of our report dated March 5, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toronto, Ontario
Canada
March 5, 2009